Exhibit 1.1

MEMORIAL PRODUCTION PARTNERS LP

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$60,000,000

EQUITY DISTRIBUTION AGREEMENT

May 25, 2016

UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019 FBR Capital Markets & Co. 1300 North 17th Street, Suite 1400 Arlington, Virginia 22209

Ladies and Gentlemen:

Memorial Production Partners LP, a Delaware limited partnership (the “Partnership”), Memorial Production Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), and Memorial Production Operating LLC, a Delaware limited liability company (the “Operating Company”), confirm their agreement (this “Agreement”) with UBS Securities LLC and FBR Capital Markets & Co. (each, a “Manager” and collectively, the “Managers”), as follows:

SECTION 1. Description of Securities. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate offering price of up to $60,000,000 registered under the Registration Statement (as defined below) (the “Units”) from time to time during the term of this Agreement on the terms set forth in Section 3 of this Agreement. The Partnership agrees that, whenever it determines to sell any of the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Partnership and such Manager, relating to such sale in accordance with Section 3 of this Agreement.

Reference herein to: (1) “Partnership Parties” means the Partnership, the General Partner and the Operating Company; (2) “Partnership Entities” means the Partnership Parties and each other direct or indirect subsidiary of the Partnership listed on Schedule A hereto other than Memorial Production Finance Corporation, a Delaware corporation (collectively, the “Subsidiaries”); and (3) “Partnership Properties” means all of the assets and properties owned by the Partnership Entities.

SECTION 2. Representations and Warranties of the Partnership Parties. The Partnership Parties represent, warrant to and agree with each Manager that:

(a) The Partnership meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-199312), including a form of prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules and Regulations”) of the Commission for registration under the Act of the offering and sale of the Units, and such registration statement has become effective. The Registration Statement (as defined below) contains certain information concerning the offering and sale of the Common Units, including the Units, and contains additional information concerning the Partnership and its business; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below) or the Prospectus (as defined below), or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, as well as any new registration statement or post-effective amendment as may have been filed pursuant to Sections 4(g) of this Agreement, including (1) all financial statements and documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of this Agreement (or such earlier time as may be required under the Act), in the form furnished by the Partnership to the Managers in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Managers by the Partnership for use in connection with the offering and sale of the Units which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Partnership pursuant to Rule 424(b) of the Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Managers for such use. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to any Manager pursuant to Rule 430(B)(f)(2) of the Act, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus or the Prospectus in reliance upon and in conformity with information concerning the Managers and furnished in writing by or on behalf of the Managers expressly for use in the Registration Statement, the Basic Prospectus or the Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Partnership and each Manager, severally and not jointly, agree that the only information furnished or to be furnished by or on behalf of such Manager expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement to any of the foregoing is the statement that such Manager will not engage in any transactions that stabilize the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated May 25, 2016.

(c) For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(d) Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus in connection with the sale of any Units pursuant to this Agreement, as defined in Rule 433 of the Rules and Regulations.

(e) Each of the Partnership Parties has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its respective obligations under this Agreement and consummate the transactions contemplated hereby. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(f) Memorial Resource Development Corp., a Delaware corporation (“MRD”), owns all of the issued and outstanding membership interests of the General Partner; such membership interests are duly authorized and validly issued in accordance with the Third Amended and Restated Limited Liability Company Agreement of the General Partner (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and MRD owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”), except for restrictions on transferability contained in the GP LLC Agreement or in that certain Credit Agreement dated as of June 18, 2014, by and among MRD, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other parties party thereto (as amended, modified and supplemented from time to time, the “MRD Credit Agreement”), or that certain Indenture, dated July 10, 2014, by and among MRD, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the “MRD Indenture”) or as described in the Registration Statement and the Prospectus.

(g) The General Partner is the sole general partner of the Partnership with a 0.1% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as in effect on the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or in the MRD Indenture, the MRD Credit Agreement, that certain Indenture, dated April 17, 2013, by and among the Partnership, Memorial Production Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as amended or supplemented, the “2021 Indenture”), that certain Indenture, dated July 17, 2014, by and among the Partnership, Memorial Production Finance Corporation, the subsidiary guarantors named therein and U.S. Bank

National Association, as trustee (as amended or supplemented, the “2022 Indenture” and, together with the 2021 Indenture, the “Partnership Indentures”), or that certain Credit Agreement dated December 14, 2011, among the Operating Company, as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, and the other agents and lenders party thereto (as amended, modified and supplemented from time to time, the “Credit Agreement”) or as described in the Registration Statement and the Prospectus.

(h) The General Partner and Natural Gas Partners VIII, L.P., a Delaware limited partnership (“NGP VIII”), Natural Gas Partners IX, L.P., a Delaware limited partnership (“NGP IX”) and NGP IX Offshore Holdings, L.P., a Delaware limited partnership (“NGP Holdings” and together with NGP VIII and NGP IX, the “Funds”) collectively own 100% of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement, the “IDRs”) in the Partnership, in each case free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement and the Prospectus or, in the case of the General Partner, in the MRD Indenture, the MRD Credit Agreement, the Partnership Indentures or the Credit Agreement; all of the IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)).

(i) The Partnership owns all of the issued and outstanding membership interests of the Operating Company free and clear of all Liens, except for restrictions on transferability contained in the limited liability company agreement of the Operating Company (as in effect on the date hereof, the “Operating Company LLC Agreement”), the Credit Agreement, or the Partnership Indentures; such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and are fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(j) The Operating Company owns all of the issued and outstanding membership interests of each of the Subsidiaries free and clear of all Liens, except for restrictions on transferability contained in the limited liability company agreements or other similar governing documents of each of the Subsidiaries, the Partnership Indentures, or the Credit Agreement; such membership interests of Columbus Energy, LLC and to the knowledge of the Partnership Parties, such membership interests and common stock, as applicable, of Rise Energy Operating, LLC, Rise Energy Minerals, LLC, Rise Energy Beta, LLC, San Pedro Bay Pipeline Company, WHT Energy Partners LLC, WHT Carthage LLC, Memorial Midstream LLC, Memorial Energy Services LLC and Prospect Energy, LLC have been duly authorized and validly issued in accordance with the limited liability company agreements or other similar governing documents of the Subsidiaries, and are fully paid (to the extent required by each such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(k) The Units to be purchased by the Managers from the Partnership have been duly authorized for issuance and sale to the Managers pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(l) As of the date of this Agreement, the Partnership has no limited partner interests issued and outstanding other than the following: 82,898,182 Common Units.

(m) Other than its ownership of its 0.1% general partner interest in the Partnership and the IDRs, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in the Operating Company and 100% of the common stock of Memorial Production Finance Corporation and (ii) the Operating Company’s direct or indirect ownership of a 100% membership interest in each of the Subsidiaries, neither the Partnership nor the Operating Company owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n) Except as described in the Registration Statement and the Prospectus or contained in the MRD Indenture, the MRD Credit Agreement, the Partnership Indentures and the Credit Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(o) Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus.

(p) This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(q) None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Entities party hereto, (iii) any other transactions contemplated by this Agreement, or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Prospectus, (A) conflicts or will conflict with, or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation, conversion or other constituent document (collectively, the “Organizational Documents”) of any of the Partnership Entities, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Partnership Entity is a party or bound or to which its property is subject, (C) violates or will violate any statute, law, regulation, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any Partnership Entity or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), except for such conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) and (D), that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(r) The Organizational Documents of each of the Partnership Parties have been duly authorized and validly executed and delivered by the parties thereto and are valid and legally binding agreements of such party, enforceable against such party in accordance with their respective terms; provided, that, with respect to each agreement described in this Section 2(r), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(s) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, or (iii) the application of the proceeds as described under the caption “Use of Proceeds” in the Prospectus, other than (a) registration of the Units under the Act, which has been effected, (b) any necessary qualification under the securities or blue sky laws of the various jurisdictions in connection with the purchase and distributions of the Units in the manner contemplated herein, (c) under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (d) consents that have been obtained, (e) consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement, and (f) as described in the Registration Statement and the Prospectus.

(t) None of the Partnership Entities is (i) in violation of any provision of its Organizational Documents, (ii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of its properties, as applicable or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the Partnership Properties to which it is a party or by which it or any of its properties may be bound, which in the case of either (ii) or (iii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Partnership Entities to execute this Agreement and consummate the transactions contemplated hereby.

(u) The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(v) No labor problem or dispute with the employees of any of the Partnership Entities who are engaged in the operation of the Partnership Properties exists or is threatened or imminent, and the Partnership Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(w) The historical financial statements and schedules of the Partnership (or the predecessor to the Partnership, and of any other entities or businesses constituting a portion of the Partnership Properties included for accounting purposes) included or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial condition, results of operations and cash flows of the predecessor to the Partnership and such other entities or businesses, as applicable, as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The other financial information of the Partnership Entities included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Partnership Entities and fairly presents the information purported to be shown thereby. All information included or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies in all material respects with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(x) The accountants who certified the financial statements and supporting schedules included in, to be included in, or incorporated by reference into the Registration Statement and the Prospectus (the “Accountants”) are independent public accountants with respect to the Partnership Parties as required by the Act and the Public Company Accounting Oversight Board. Ryder Scott Company, L.P., the reserve engineers who prepared the reports and audits upon which the estimates of the proved reserves of the Partnership Properties disclosed in the Registration Statement and the Prospectus (the “Reserve Engineers”) were based are independent petroleum engineers with respect to the Partnership Entities and for the periods set forth in the Registration Statement and the Prospectus.

(y) The oil and natural gas reserve estimates of the Partnership Properties contained in the Registration Statement and the Prospectus are derived from reports that have been prepared by the Partnership’s internal reserve engineers and audited by the Reserve Engineers, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves attributable to such properties at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(z) Except as described in the Registration Statement and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property is pending or, to the knowledge of the Partnership Parties, threatened or contemplated that (i) could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated herein; (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (iii) are required to be described in the Registration Statement or the Prospectus but are not described as required.

(aa) The Partnership Entities have (i) legal, valid and defensible title to the interests in the Partnership Properties supporting the estimates of its net proved reserves contained in the Registration Statement and the Prospectus, (ii) good and marketable title in fee simple to all real property owned by them, other than the Partnership Properties covered by clause (i), and (iii) good and marketable title to all other property and assets owned by them, in each case, free and clear of all Liens, except such as (A) described in the Registration Statement and the Prospectus, (B) are permitted under the Credit Agreement, (C) would not result in a Material Adverse Effect, or (D) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus by the Partnership Entities; all real property, buildings and other improvements, and equipment and other property to be held under lease or sublease by any of the Partnership Entities will be held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements taken as a whole as they have been used in the past and are proposed to be used in the in the future as described in the Registration Statement and the Prospectus, and all such leases and subleases will be in full force and effect; and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that the enforceability of such leases and subleases, as the case may be, may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(bb) Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, except for such rights-of-way the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; and other than as set forth, and subject to the qualifications contained, in the Registration Statement and the Prospectus, each of the Partnership Entities will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect.

(cc) Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, except for such Governmental Licenses the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Partnership Parties, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(dd) Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(ee) The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except for such policies of insurance the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect, except when the failure of such policies of insurance and any fidelity or surety bonds to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects.

(ff) No Partnership Entity is prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to the Partnership or any other Partnership Entity, except as described in or contemplated by the Registration Statement and the Prospectus or arising under the Credit Agreement.

(gg) Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) with respect to the ownership and operation of the Partnership Properties, none of the Partnership Entities are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to protection of human health (to the extent relating to exposure to Hazardous Materials (as defined below)) or wildlife or pollution of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) with respect to the ownership and operation of the Partnership Properties, the Partnership Entities have all permits, authorizations and approvals required for the operation of their business under any applicable Environmental Laws and are each in compliance with their requirements, (iii) with respect to the ownership and operation of the Partnership Properties, no Partnership Entity has received written notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities, and (iv) with respect to the ownership and operation of the Partnership Properties, to the knowledge of the Partnership Entities, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against any of the Partnership Entities relating to any Environmental Laws.

(hh) No relationship, direct or indirect, exists between or among any Partnership Party, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Party, on the other hand, that is required to be described in the Registration Statement or the Prospectus and is not so described.

(ii) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Partnership Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entities would have any liability, excluding any reportable event for which a waiver could apply; (iii) neither the Partnership nor any Partnership Entity has incurred, nor does any such entity reasonably expect to incur, liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entity has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which any Partnership Entity could be liable.

(jj) Since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement and the Prospectus, the Partnership Properties have not sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of this Agreement and the transactions contemplated hereby. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, management, earnings, business or properties of the Partnership Entities or the Partnership Properties taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement and the Prospectus (exclusive of any supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Entities, in each case other than as described in the Registration Statement and the Prospectus.

(kk) The information included in the Registration Statement and the Prospectus under the captions “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Material Tax Consequences” and “Material Income Tax Consequences,” and the information incorporated by reference into the Registration Statement and the Prospectus from the Partnership’s annual report on Form 10-K for the year ended December 31, 2015 under the captions “Business—Environmental, Occupational Health and Safety Matters and Regulations,” “Business—Other Regulation of the Oil and Natural Gas Industry,” “Directors, Executive Officers and Corporate Governance—Management,” and “Certain Relationships and Related Party Transactions, and Director Independence” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Organizational Documents of the Partnership Entities or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any of the terms of (a) all instruments, agreement and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K and (b) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, to which any of the Partnership Entities is a party, are accurate in all material respects. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required.

(ll) The Partnership Entities and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such, were in compliance in all respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NASDAQ Global Market (“NASDAQ”) promulgated thereunder.

(mm) None of the Partnership Entities is now, and immediately following the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds” will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn) The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective and, except as disclosed in the Registration Statement and the Prospectus, none of the Partnership Entities are aware of any material weaknesses in their internal control over financial reporting.

(oo) The Partnership has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(pp) None of the Partnership Parties has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(qq) No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent or employee of any Partnership Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Partnership Parties and, to the knowledge of any of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(rr) The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970,

as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.

(ss) No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent or employee of the Partnership Entities, has received notice that it is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt) Except as described in the Registration Statement and the Prospectus, no Partnership Entity (a) has any material lending or other relationship with any bank or lending affiliate of any of the Managers and (b) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Managers.

(uu) All statistical and market-related data included in or incorporated by reference into the Registration Statement or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(vv) None of the Partnership Parties has distributed any offering material in connection with the offering and sale of the Units other than the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, or any other materials, if any, permitted by the Act, including Rule 134 of the Rules and Regulations.

(ww) To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement and the Prospectus.

(xx) The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(yy) Except pursuant to this Agreement, neither the Partnership, the Operating Company, nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(zz) The Partnership has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or any other representative in respect of at-the-market offerings of the Units in accordance with Rule 415(a)(4) of the Act.

In addition, any certificate signed by any officer of the General Partner and delivered to any of the Managers or counsel for the Managers in connection with the offering of the Units shall be deemed to be a representation and warranty by the Partnership, as to matters covered thereby, to such Manager.

SECTION 3. Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NASDAQ (a “Trading Day”) (other than a Trading Day on which the NASDAQ is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed such Manager by telephone (confirmed promptly by electronic mail) from any of the individuals listed as authorized representatives of the Partnership on Schedule B hereto (the “Authorized Partnership Representatives”) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum number of Units to be sold and the minimum price per Unit at which such Units may be sold by such Manager daily as agreed to by such Manager and in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement or in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to such Manager in writing. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated on any day; provided, however, that such Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that such Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of such Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NASDAQ that qualify for delivery of a Prospectus to the NASDAQ in accordance with Rule 153 under the Act.

(ii) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct such Manager by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or such Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail)(a “Suspension Notice”), suspend the offering of the Units (with the period of time from the Suspension Notice until the recommencement of the offering of the Units referred to as a “Suspension Period”); provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iii) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act, including, without limitation, sales made directly on the NASDAQ, on any other existing trading market for the Common Units or to or through a market maker, (B) by any other method permitted by law, including, without limitation, in privately negotiated transactions and (C) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager.

(iv) The compensation to each Manager, for sales of the Units for which the Manager acts as sales agent under this Agreement shall be up to 2% of the gross sales price of the Units sold pursuant to this Section 3(a) as mutually agreed to in writing (including by electronic mail) by such Manager and the Partnership . The proceeds from such sales, after deduction for such compensation and any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v) Each Manager shall provide written confirmation to the Partnership following the close of trading on the NASDAQ each day in which the Units are sold under this Section 3(a) setting forth the aggregate amount of the Units sold on such day, the aggregate Net Proceeds to the Partnership, the aggregate compensation payable by the Partnership to such Manager with respect to such sales, an itemization of the deductions made by such Manager as set forth in Section 3(a)(iv) from the gross proceeds received from such sales and the Net Proceeds payable to the Partnership for such sales.

(vi) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third trading day is not a business day (as defined below), then settlement will occur on the next succeeding trading day that is also a business day), unless another date shall be agreed upon by the Partnership and such Manager (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Units sold through such Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds from the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Common Units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (i) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (ii) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).

(vii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(q)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date (other than those representations and warranties made as of a specific date), which shall be deemed to incorporate the disclosures contained in or incorporated by reference into the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of any Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) (i) Under no circumstances shall the Partnership cause or request the offer or sale of any Units pursuant to this Agreement if, after giving effect to the sale of such Units, the aggregate gross sales proceeds or the aggregate number of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount set forth in Section 1, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to the Managers in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the General Partner’s board of directors or a duly authorized committee thereof, and notified to the Managers in writing.

(ii) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d) Each sale of Units to or through any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e) Subject to such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and any Manager, offers and sales of Units pursuant to this Agreement shall not be requested by the Partnership and need not be made by such Manager at any time (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information.

(f) The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Units, (ii) such Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (iii) such Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by such Manager and the Partnership.

SECTION 4. Covenants of the Partnership. The Partnership agrees with each Manager:

(a) To notify the Managers promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Basic Prospectus, the Prospectus or any supplement to any of the foregoing has been filed (other than such documents and Incorporated Documents available on the Commission website); to prepare and file with the Commission, promptly upon any Manager’s request, any amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus that, in such Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Units by such Manager; and to cause the Basic Prospectus and the Prospectus Supplement and each amendment or supplement to the Basic Prospectus and the Prospectus Supplement to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act (without reliance on Rule 424(b)(8)).

(b) To promptly advise the Managers, confirming such advice in writing, of any suspension of any Manager’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus (other than any amendment or supplement to be effected by the Partnership’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act), and to provide the Managers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Units)) to which any Manager shall have reasonably objected in writing unless the Partnership determines based on advice of counsel that such filing or use is required by applicable law.

(c) To make available to each Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to each Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement), excluding the Incorporated Documents, as such Manager may request for the purposes contemplated by the Act; in case any Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d) To file timely all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units.

(e) To pay the fees applicable to the Registration Statement in connection with the offering of the Units under the Act.

(f) If the Partnership receives a notice from the Commission or otherwise reasonably believes that it has ceased to be eligible to use Form S-3, the Partnership will promptly notify each Manager and, if offers and sales of Units would not be permitted by the Commission and applicable Laws at such time as a result thereof, the Partnership will not give any Manager instructions to sell Units under this Agreement until such time as the Partnership is again eligible to use Form S-3 for such purpose.

(g) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the Managers, the Partnership will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form reasonably satisfactory to the Managers, and will use its reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will use its reasonable efforts to take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new shelf registration statement.

(h) To promptly notify the Managers if any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Section 4(b), to prepare and furnish, at the Partnership’s expense, to each Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.

(i) To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Managers may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify to do business in any jurisdiction, to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units), to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject; and to promptly advise each Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j) To make generally available to its security holders and each Manager, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(k) To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(l) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any Common Units or any other securities of the Partnership that are substantially similar to the Common Units (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Units or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Units or Similar Securities), at any time that sales of Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell Units but such instructions have not been fulfilled, suspended or cancelled. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through the Managers pursuant to this Agreement; (ii) file a registration statement on Form S-8 relating to Common Units that may be issued pursuant to equity compensation plans existing as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act or approved by the Partnership’s unitholders after the date of this Agreement; (iii) issue securities under the Partnership’s equity compensation plans existing as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act or approved by the Partnership’s unitholders after the date of this Agreement; (iv) issue securities upon the exercise of options or the vesting of phantom units outstanding as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act or issued after the date of this Agreement under equity compensation plans described in clause (iii) of this sentence; (v) issue Common Units or Similar Securities as payment of any part of the purchase price for the acquisition of assets or businesses by the Partnership, the Operating Company or the Subsidiaries; and (vi) issue Common Units or Similar Securities to MRD and its affiliates as full or partial consideration for any sale or contribution of assets to the Partnership. The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sale of Units under this Agreement shall be effected by or through only one Manager or sales agent on any single given day, and the Partnership shall in no event request that more than one of the Managers or sales agent sell Units on the same day.

(m) Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.

(n) The Partnership and the Operating Company will not, and will cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(o) To use its reasonable efforts to cause the Common Units to be listed on the NASDAQ and to maintain such listing.

(p) To advise the Managers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(q) Upon commencement of the initial offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request), or (iii) the Managers may reasonably request with reasonable advance notice (the date of commencement of the initial offering of the Units under this Agreement and each date referred to in subclauses (i) and (ii) above and the date specified in the request of the Managers referred to in subclause (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate of two of the General Partner’s executive officers, dated and delivered the Representation Date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Managers are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the time of delivery of such certificate.

(r) At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the time of delivery of such opinion.

(s) At each Representation Date, to furnish or cause to be furnished to the Managers forthwith a certificate of the Secretary of the General Partner, dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Managers, of the same tenor as the certificate referred to in Section 6(h) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such certificate.

(t) At each Representation Date, Vinson & Elkins L.L.P., counsel to the Managers, or other counsel satisfactory to the Managers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Managers.

(u) Upon commencement of the initial offering of the Units under this Agreement (and upon the recommencement of the offering of the Units after the end of a Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Partnership shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, or (iii) upon request by the Managers following the filing by the Partnership with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information or information regarding a completed audit report, to cause the Accountants, or other independent accountants satisfactory to the Managers, forthwith to furnish the Managers a letter, dated the date of the commencement of the initial offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance reasonably satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such letter.

(v) At each Representation Date, to cause the Reserve Engineers, or other independent reserve engineers satisfactory to the Managers, to furnish the Managers a letter, dated and delivered the date of the commencement of the initial offering or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such letter.

(w) At each Representation Date, to conduct a due diligence session, in form and substance reasonably satisfactory to the Managers, which shall include representatives of the management of the Partnership, the Accountants and the Reserve Engineers.

(x) That, subject to any applicable securities laws, the Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(y) If to the knowledge of the Partnership, any condition set forth in Section 6(a) or 6(j) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(z)To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the aggregate number of the Units sold through or to the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.

(aa)To ensure that prior to instructing the Managers to sell Units the Partnership shall have obtained all necessary partnership authority for the offer and sale of such Units.

(bb) That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented relating to such Units).

(cc) The Partnership will not, directly or indirectly, prepare, use or refer to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations, with respect to the offering of the Units pursuant to this Agreement.

provided, however, that, during a Suspension Period, the Partnership shall not be required to deliver, or cause to delivered or furnished, to the Managers the items specified in Sections 4(q), (r), (s), (t), (u) and (v) or to conduct the due diligence sessions specified in Section 4(w).

SECTION 5. Payment of Expenses. The Partnership agrees with each Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its own expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment),

(ii) the registration, issue, sale and delivery of the Units including any stamp or transfer taxes or similar duties payable upon the sale, issuance or delivery of the Units, (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law and the printing and furnishing of copies of any blue sky surveys to the Managers, (v) the listing of the Units on the NASDAQ and any other securities exchange and any registration thereof under the Exchange Act, (vi) any filing with, and any review of the public offering of the Units by FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters and (vii) the reasonable fees and disbursements of the Partnership’s and Managers’ counsel and of the Accountants and the Reserve Engineers. It is understood, however, that except as provided in this Section 5 and Sections 3(a)(iv) and 7 hereof, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

SECTION 6. Conditions of Managers’ Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Partnership on the date hereof, any applicable Representation Date and as of each Settlement Date, (ii) the performance by the Partnership of its obligations hereunder and (iii) to the following additional conditions precedent.

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership or the Managers of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus and the Prospectus, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Partnership, the Operating Company and the Subsidiaries taken as a whole shall occur or become known and no transaction which is material and unfavorable to the Partnership (other than as referred to in the Registration Statement and Prospectus) shall have been entered into by the Partnership, the Operating Company or any of the Subsidiaries.

(c) The Partnership shall furnish to the Managers, at the dates specified in Section 4(r) of this Agreement (subject to the proviso at the end of Section 4), an opinion of Partnership Counsel, addressed to the Managers, and dated the date of delivery thereof, and in form reasonably satisfactory to the Managers, covering substantially the matters set forth in Exhibit A hereto.

(d) At the dates specified in Section 4(u) of this Agreement (subject to the proviso at the end of Section 4), the Managers shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Managers.

(e) At the dates specified in Section 4(v) of this Agreement (subject to the proviso at the end of Section 4), the Managers shall have received from the Reserve Engineers a letter dated the date of delivery thereof and addressed to the Managers.

(f) The Partnership shall deliver to the Managers, at the dates specified in Section 4(q) of this Agreement (subject to the proviso at the end of Section 4), a certificate of two of its executive officers to the effect that, to their knowledge, (i) except as set forth on Schedule A to such certificate, the representations and warranties of the Partnership as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Partnership has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met.

(g) The Managers shall have received, at the dates specified in Section 4(t) of this Agreement (subject to the proviso at the end of Section 4), the opinion of Vinson & Elkins L.L.P. counsel to the Manager, dated as of the date of delivery thereof, and in form and substance reasonably satisfactory to the Managers.

(h) The Managers shall have received, at the dates specified in Section 4(s) of this Agreement (subject to the proviso at the end of Section 4), a certificate of the Secretary of the General Partner, dated as of the date of delivery thereof, and in form and substance reasonably satisfactory to the Managers.

(i) All filings with the Commission with respect to the Units required by Rule 424 or Rule 433 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(j) The Units shall have been approved for listing on the NASDAQ, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7. Indemnification and Contribution.

(a) The Partnership Parties jointly and severally agree to indemnify and hold harmless each Manager, the directors, officers, employees and agents of each Manager, affiliates of each Manager who have, or are alleged to have, participated in the distribution of Units as sales agents or have otherwise been deemed to be part of the sales effort, and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made (with respect to any Prospectus), not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Manager consists of the information described as such in Section 2(b) hereof. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) Each Manager severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, each of the General Partner’s directors and officers who sign the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Manager, but only with reference to written information relating to such Manager furnished to the Partnership by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Manager may otherwise have. The Managers severally confirm and the Partnership Parties acknowledge that the only such information furnished by or on behalf of any Manager consists of the information described as such in Section 2(b) hereof.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (but in no event shall the indemnifying party bear the reasonable fees, costs and expenses of more than one such separate counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If the indemnifying party is obligated pursuant to this Section 7(c) to bear the reasonable fees, costs and expenses of one separate counsel for all of the indemnified parties, such indemnified parties shall not, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution is sought hereunder.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and the Managers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and any of the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Managers on the other from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the discount or commission received by it under this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the relevant Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the relevant Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the Partnership, and benefits received by the relevant Manager shall be deemed to be equal to the total discounts and commissions received by the relevant Manager. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the relevant Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Manager shall have the same rights to contribution as such Manager, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager or any of its affiliates or its or their directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership Parties, the directors or officers of the General Partner or any person who controls the Partnership Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9. Termination.

(a) The Partnership Parties shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any

Units have been sold through any Manager for the Partnership, then Section 4(bb) shall remain in full force and effect, (ii) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until the earlier to occur of: (i) termination by the Partnership Parties pursuant to Section 9(a), by all Managers pursuant to Section 9(b) or otherwise by mutual agreement of the parties and (ii) such date that the aggregate offering price of the Units sold pursuant to this Agreement equals $60,000,000; provided that any such termination shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination or, in the case of termination pursuant to Section 9(c)(ii), the Settlement Date on which the aggregate offering price of the Units sold pursuant to this Agreement equals $60,000,000; provided that such termination shall not be effective until the close of business on (i) the date of receipt of such notice by any Manager or the Partnership Parties, as the case may be or (ii) such Settlement Date, as applicable. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Managers, shall be sufficient in all respects if delivered or sent to (i) UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Syndicate Department, Fax No. (212) 821-6186, with a copy for information purposes to UBS Securities LLC, 677 Washington Blvd., Stamford, CT, 06901, Attention: Legal and Compliance Department, Fax No. (203) 719-0680; (ii) FBR Capital Markets & Co., 1300 North 17th Street, Suite 1400, Arlington, Virginia 22209, Attention: Syndicate Department, Fax No. 703-312-9698; and, if to the Partnership Parties, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at 500 Dallas St., Suite 1600, Houston, TX 77002, Attn: General Counsel, Fax No. (713) 588-8301. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers and the Partnership Parties and to the extent provided in Section 7 of this Agreement the controlling persons, directors, officers, agents and affiliates referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. The Partnership Parties hereby acknowledge that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership Parties further acknowledge that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that such Manager act or be responsible as a fiduciary to the Partnership, its management, securityholders or creditors or any other person in connection with any activity that such Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Partnership Parties hereby confirms its understanding and agreement to that effect. Each of the Partnership Parties and the Managers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Partnership Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Parties. Each Partnership Party hereby waives and releases, to the fullest extent permitted by law, any claims that such Partnership Party may have against the Managers with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Adjustments for Unit Splits. The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any unit split effected with respect to the Units.

SECTION 14. Entire Agreement. This Agreement and any other documents or agreements entered into among the parties contemporaneously with this Agreement constitute the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 16. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 17. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 18. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Partnership Parties (on behalf of themselves and, to the extent permitted by applicable law, on behalf of their respective securityholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Parties and may be enforced in any other courts to the jurisdiction of which the Partnership Parties are or may be subject, by suit upon such judgment.

SECTION 19. Successors and Assigns. This Agreement shall be binding upon each Manager and the Partnership Parties and their respective successors and assigns and any successor or assign of any substantial portion of the Partnership Parties’ and any Manager’s respective businesses and/or assets.

SECTION 20. Miscellaneous. UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Securities LLC is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Partnership Parties and each Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership Parties and each Manager. Alternatively, the execution of this Agreement by the Partnership Parties and its acceptance by or on behalf of each Manager may be evidenced by an exchange of telegraphic or other written communications.

Memorial Production Partners LP

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

Memorial Production Partners GP LLC

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

Memorial Production Operating LLC

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

ACCEPTED as of the date first above written

UBS SECURITIES LLC

By:	/s/ Scott Thelander
Name: Scott Thelander
Title: Director

By:	/s/ Bikram Dhindsa
Name: Bikram Dhindsa
Title: Associate Director

FBR CAPITAL MARKETS & CO.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Capital Markets

2

Schedule A

Schedule of Subsidiaries

Subsidiary	Jurisdiction
Columbus Energy, LLC	Delaware
Memorial Energy Services LLC	Delaware
Memorial Midstream LLC	Texas
Memorial Production Finance Corporation	Delaware
Prospect Energy, LLC	Colorado
Rise Energy Beta, LLC	Delaware
Rise Energy Minerals, LLC	Delaware
Rise Energy Operating, LLC	Delaware
San Pedro Bay Pipeline Company	California
WHT Carthage LLC	Delaware
WHT Energy Partners LLC	Delaware

Schedule B

Authorized Partnership Representatives

Bobby Stillwell

Chief Financial Officer

Telephone (713) 588-8300

Fax (713) 588-8301

John Weinzierl

Chief Executive Officer

Direct (713) 588-8300

Fax (713) 588-8301

Bill Scarff

President

Direct (713) 588-8300

Fax (713) 588-8301

Martyn Willsher

Treasurer

Direct (713) 588-8300

Fax (713) 588-8301

Exhibit A

OPINION OF COMPANY COUNSEL

1.	Each Partnership Entity is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware or, in the case of Memorial Midstream LLC, a Texas limited liability company (“Memorial Midstream”), is validly existing as a limited liability company and has the right to transact business in the State of Texas under the laws of the State of Texas.

2.	Each Partnership Entity is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, in, and is in good standing under the laws of or (as to the State of Texas) has the right to transact business in, each jurisdiction (other than the State of Delaware or, in the case of Memorial Midstream, the State of Texas) so identified on Exhibit C attached hereto.

3.	Each Partnership Entity has all requisite entity power and authority to own its respective properties and conduct its business, in each case in all material respects, as described in the Prospectus. Each EDA Entity has the entity power and authority necessary to execute and deliver the Equity Distribution Agreement and perform its obligations under the Equity Distribution Agreement. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement and First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 14, 2011 (the “Partnership Agreement”). The General Partner has the limited liability company power and authority necessary to act as the general partner of the Partnership. The execution and delivery of the Equity Distribution Agreement by each EDA Entity and the performance by such EDA Entity of its respective obligations thereunder have been duly authorized by all necessary entity action on the part of such EDA Entity.

4.	The Equity Distribution Agreement has been duly authorized, executed and delivered by each of the EDA Entities.

5.	The Units to be issued and sold by the Partnership pursuant to the Equity Distribution Agreement, and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms of the Equity Distribution Agreement, will be validly issued in accordance with the Partnership Agreement, and holders of the Units will have no obligation to make any further payments to the Partnership for the purchase of the Units or contributions to the Partnership solely by reason of their ownership of the Units, except for their obligations to repay any funds wrongfully distributed to them, and the Units will not have been issued in violation of any preemptive rights, rights of first refusal or similar rights granted under the Constitutive Documents of the Partnership, the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or any Material Agreement.

6.	MRD owns of record all of the issued and outstanding Class A Membership Interests (as defined in the Third Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of June 18, 2014) in the General Partner, free and clear of all liens, charges, claims, encumbrances or other security interests (“Liens”) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MRD as debtor is on file in the office of the Secretary of State of the State of Delaware, except Liens arising under MRD’s debt instruments.

7.	The General Partner is the sole general partner of the Partnership and owns of record 86,797 General Partner Units (as defined in the Partnership Agreement), free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the Delaware LP Act, (B) arise under MRD’s debt documents, (C) are created by or arise under the Constitutive Documents of the Partnership, or (D) are disclosed in the Prospectus.

8.	As of the date hereof, (i) the issued and outstanding partner interests in the Partnership consist of the limited partner interests in the Partnership represented by 82,898,182 Common Units (including the Units), the Incentive Distribution Rights (as defined in the Partnership Agreement) and 86,797 General Partner Units (as defined in the Partnership Agreement); and (ii) other than the Incentive Distribution Rights, the limited partner interests in the Partnership represented by the 82,898,182 Common Units are the only issued and outstanding limited partner interests in the Partnership

9.	The General Partner owns of record 50% of the Incentive Distribution Rights (as defined in the Partnership Agreement), and the limited partner interests represented thereby, in the Partnership, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the Delaware LP Act, (B) arise under MRD’s debt documents, (C) are created by or arise under the Constitutive Documents of the Partnership, or (D) are disclosed in the Prospectus. Such Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner will have no obligation to make any further contributions to the Partnership solely by reason of its ownership of the Incentive Distribution Rights, except for its obligation to repay any funds wrongfully distributed to the General Partner.

10.

Natural Gas Partners VIII, L.P., a Delaware limited partnership (“Fund VIII”), Natural Gas Partners IX, L.P., a Delaware limited partnership (“Fund IX”), and NGP IX Offshore Holdings, L.P., a Delaware limited partnership (“Fund IX Offshore” and, together with Fund VIII and Fund IX, the “Funds”), collectively own of record all of the company interests in IDR Holdco, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any Fund as debtor is on file in the office of the Secretary of State of the State of Delaware. IDR Holdco owns of record

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50% of the Incentive Distribution Rights (as defined in the Partnership Agreement), and the limited partner interests represented thereby, in the Partnership, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming IDR Holdco as debtor is on file in the office of the Secretary of State of the State of Texas. Such Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement, and IDR Holdco will have no obligation to make any further contributions to the Partnership solely by reason of its ownership of the Incentive Distribution Rights, except for its obligation to repay any funds wrongfully distributed to IDR Holdco.

11.	The Partnership owns of record 100% of the issued and outstanding membership interests in Operating LLC, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (B) arise under the MLP Credit Agreement (as defined in Exhibit D hereto) or the MLP Indentures (as defined in Exhibit D hereto), (C) are created by or arise under the Constitutive Documents of Operating LLC, or (D) are disclosed in the Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of Operating LLC, and the Partnership will have no obligation to make any contributions to Operating LLC solely by reason of its ownership of the membership interests in Operating LLC, except for its obligation to repay any funds wrongfully distributed to the Partnership.

12.	Operating LLC owns of record 100% of the issued and outstanding membership interests in Columbus Energy, LLC, a Delaware limited liability company (“Columbus”), free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the Delaware LLC Act, (B) arise under the MLP Credit Agreement or the MLP Indentures, (C) are created by or arise under the Constitutive Documents of Columbus, or (D) are disclosed in the Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of Columbus, and Operating LLC will have no obligation to make any further contributions to Columbus solely by reason of its ownership of the membership interests in Columbus, except for its obligation to repay any funds wrongfully distributed to Operating LLC.

13.

Operating LLC owns of record 100% of the issued and outstanding membership interests in Rise Energy Operating, LLC, a Delaware limited liability company (“Rise Energy Operating”), free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the Delaware LLC Act, (B) arise under the MLP Credit Agreement or the MLP Indentures,

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(C) are created by or arise under the Constitutive Documents of Rise Energy Operating, or (D) are disclosed in the Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of Rise Energy Operating, and Operating LLC will have no obligation to make any further contributions to Rise Energy Operating solely by reason of its ownership of the membership interests in Rise Energy Operating, except for its obligation to repay any funds wrongfully distributed to Operating LLC.

14.	Operating LLC owns of record 100% of the issued and outstanding membership interests in WHT Energy Partners LLC, a Delaware limited liability company (“WHT Energy Partners”), free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the Delaware LLC Act, (B) arise under the MLP Credit Agreement or the MLP Indentures, (C) are created by or arise under the Constitutive Documents of WHT Energy Partners, or (D) are disclosed in the Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of WHT Energy Partners, and Operating LLC will have no obligation to make any further contributions to WHT Energy Partners solely by reason of its ownership of the membership interests in WHT Energy Partners, except for its obligation to repay any funds wrongfully distributed to Operating LLC.

15.	Operating LLC owns of record 100% of the issued and outstanding membership interests in Memorial Midstream, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the Texas Business Organizations Code, (B) arise under the MLP Credit Agreement or the MLP Indentures, (C) are created by or arise under the Constitutive Documents of Memorial Midstream, or (D) are disclosed in the Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of Memorial Midstream, and Operating LLC will have no obligation to make any further contributions to Memorial Midstream solely by reason of its ownership of the membership interests in Memorial Midstream, except for its obligation to repay any funds wrongfully distributed to Operating LLC.

16.

Operating LLC owns of record 100% of the issued and outstanding membership interests in Memorial Energy Services LLC, a Delaware limited liability company (“Memorial Energy Services”) , free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the Delaware LLC Act, (B) arise under the MLP Credit Agreement or the MLP Indentures, (C) are created by or arise under the Constitutive Documents of Memorial Energy Services, or (D) are disclosed in the Prospectus. Such membership interests have been duly authorized

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and validly issued in accordance with the Constitutive Documents of Memorial Energy Services, and Operating LLC will have no obligation to make any further contributions to Memorial Energy Services solely by reason of its ownership of the membership interests in Memorial Energy Services, except for its obligation to repay any funds wrongfully distributed to Operating LLC.

17.	Assuming Operating LLC owns of record 100% of the issued and outstanding membership interests in Prospect Energy, LLC, a Colorado limited liability company (“Prospect”), Operating LLC owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the laws of Prospect’s jurisdiction of organization, (B) arise under the MLP Credit Agreement or the MLP Indentures, (C) are created by or arise under the organizational documents of Prospect, or (D) are disclosed in the Prospectus.

18.	Rise Energy Operating owns of record 100% of the issued and outstanding membership interests in Rise Energy Minerals, LLC, a Delaware limited liability company (“Rise Energy Minerals”), free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rise Energy Operating as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the Delaware LLC Act, (B) arise under the MLP Credit Agreement or the MLP Indentures, (C) are created by or arise under the Constitutive Documents of Rise Energy Minerals, or (D) are disclosed in the Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of Rise Energy Minerals, and Rise Energy Operating will have no obligation to make any further contributions to Rise Energy Minerals solely by reason of its ownership of the membership interests in Rise Energy Minerals, except for its obligation to repay any funds wrongfully distributed to Rise Energy Operating.

19.	Rise Energy Operating owns of record 100% of the issued and outstanding membership interests in Rise Energy Beta, LLC, a Delaware limited liability company (“Rise Energy Beta”), free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rise Energy Operating as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the Delaware LLC Act, (B) arise under the MLP Credit Agreement or the MLP Indentures, (C) are created by or arise under the Constitutive Documents of Rise Energy Beta, or (D) are disclosed in the Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of Rise Energy Beta, and Rise Energy Operating will have no obligation to make any further contributions to Rise Energy Beta solely by reason of its ownership of the membership interests in Rise Energy Beta, except for its obligation to repay any funds wrongfully distributed to Rise Energy Operating.

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20.	WHT Energy Partners owns of record 100% of the issued and outstanding membership interests in WHT Carthage LLC, a Delaware limited liability company (“WHT Carthage”), free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WHT Energy Partners as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those Liens that (A) are created by or arise under the Delaware LLC Act, (B) arise under the MLP Credit Agreement or the MLP Indentures, (C) are created by or arise under the Constitutive Documents of WHT Carthage, or (D) are disclosed in the Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Constitutive Documents of WHT Carthage, and WHT Energy Partners will have no obligation to make any further contributions to WHT Carthage solely by reason of its ownership of the membership interests in WHT Carthage, except for its obligation to repay any funds wrongfully distributed to WHT Energy Partners.

21.	Except as described in the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Partnership or Operating LLC pursuant to any of its respective Constitutive Documents, any other Material Agreement or any law, rule or regulation of any Included Law, other than those restrictions upon the transfer of equity interests arising under the MLP Credit Agreement, the MLP Indentures or the MRD debt instruments. None of the offering, issuance or sale of the Units as contemplated by the Equity Distribution Agreement gives rise under the Constitutive Documents of the Partnership or any Material Agreement to any rights for inclusion in the Registration Statement of any Common Units or other securities of the Partnership, other than those that have been waived or are described in the Prospectus.

22.	The Registration Statement was declared effective under the Securities Act on October 28, 2014. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission. The filing of the Prospectus Supplement pursuant to Rule 424(b) (without reference to Rule 424(b)(8)) under the Securities Act was made in the manner and within the time period required by such Rule.

23.	No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court or governmental agency or body under the Included Laws is required in connection with the offering, issuance or sale by the Partnership of the Units or the execution, delivery and performance of the Equity Distribution Agreement by the EDA Entities party thereto, other than (a) such Consents required under state securities or “Blue Sky” laws, (b) such Consents that have been obtained or made and (c) Consents with respect to the Commission required in the performance by the Partnership of its obligations under Sections 2(a), 2(b), 4(a), 4(c), 4(d), 4(g) and 6(i) of the Equity Distribution Agreement.

24.

None of the offering, issuance or sale of the Units by the Partnership, the execution, delivery and performance of the Equity Distribution Agreement by the Partnership or the performance of the actions required to be taken by the Partnership pursuant to the Equity Distribution Agreement conflicts or will conflict with or constitutes or will constitute a breach or violation

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of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than those arising under the MLP Credit Agreement or the MLP Indentures) pursuant to, (a) any Constitutive Document, (b) any Material Agreement, (c) any law, rule or regulation of the Included Laws or (d) any order, judgment, decree or injunction of any court or governmental agency or body known to us directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal securities laws and other anti-fraud laws.

25.	The Partnership is not, and after giving effect to the Offering and the application of the proceeds therefrom as described in the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

26.	The statements included in the Prospectus under the headings “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Material Tax Consequences” and “Material Income Tax Consequences” and the statements under the headings “Certain Relationships and Related Transactions, and Director Independence,” “Business—Environmental, Occupational Health and Safety Matters and Regulations—General,” “Business—Environmental, Occupational Health and Safety Matters and Regulations—BOEM & BSEE,” “Business—Environmental, Occupational Health and Safety Matters and Regulations—Hazardous Substances and Waste Handling,” “Business—Environmental, Occupational Health and Safety Matters and Regulations—Water Discharges and Other Waste Discharges & Spills,” “Business—Environmental, Occupational Health and Safety Matters and Regulations—Hydraulic Fracturing,” “Business—Environmental, Occupational Health and Safety Matters and Regulations—Air Emissions,” and “Business—Environmental, Occupational Health and Safety Matters and Regulations—Regulation of ‘Greenhouse Gas’ Emissions” in the Partnership’s annual report on Form 10-K for the year ended December 31, 2015 incorporated by reference into the Prospectus, in each case, insofar as they purport to summarize any agreement, statute or regulation, are accurate summaries in all material respects; and the Common Units (including the Units) and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the captions “Description of the Common Units” and “The Partnership Agreement.”

Because the primary purpose of our professional engagement was not to establish or confirm factual matters, financial, accounting or statistical information or reserve and production information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraph 6 of this opinion letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

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However, in the course of our acting as counsel to the Partnership in connection with the preparation of the Registration Statement and the Prospectus, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Partnership, representatives of the independent public accountants for the Partnership, representatives of the independent reserve engineers for the applicable Specified Entities, representatives of the Managers and representatives of the Managers’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Subject to the foregoing, on the basis of the information we gained in the course of our participation in such conferences and conversations and our review of such documents, we confirm to you that:

(a) Each of the Registration Statement, as of the date of its effectiveness, and the Prospectus, as of the date of the Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects with the requirements of the Securities Act, except that (i) we express no view as to the financial statements, the notes and schedules thereto and other financial and accounting data and oil and gas reserve and production information contained or incorporated by reference therein or omitted therefrom, and (ii) we express no view in this sentence as to the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions. We have no knowledge of any documents that are required to be filed under the Securities Act (but are not filed as required in all material respects) as exhibits to the Registration Statement, or of any documents or legal proceedings to which any Partnership Entity is a party of a character that are required under the Securities Act to be summarized (but are not summarized as required in all material respects) in the Prospectus, except, in each case, we express no view (i) in this sentence as to the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions and (ii) as to the financial statements, the notes and schedules thereto and other financial and accounting data and oil and gas reserve and production information so required to be filed or summarized.

(b) No information has come to our attention that causes us to believe that (i) the Registration Statement, as of the date of the Equity Distribution Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of the date of the Prospectus Supplement, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(ii) above, we do not express any view as to the financial statements, financial schedules and other financial and accounting data and oil and gas reserve and production information contained or incorporated by reference therein or omitted therefrom.

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